UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Rd., Ste. 500

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Membership Interest Purchase Agreement

On July 30, 2025, Vivakor Transportation, LLC, as Seller, executed and entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Jorgan Development, LLC (“Jorgan”) to sell all of the issued and outstanding limited liability company membership interests in and to Meridian Equipment Leasing, LLC, and Equipment Transport, LLC (the “Targets”), two indirectly wholly-owned subsidiaries of Vivakor, Inc. (“Vivakor”, and the “Transaction”, respectively). The purchase price paid to the Seller thereunder consisted of $11,058,235 USD to be remitted in Series A Convertible Preferred Stock of Vivakor, which shares will no longer be considered outstanding or be entitled to the relevant annual dividend. The purchase price is subject to upward or downward adjustment based on any difference in net equity of the Targets as reflected by the Targets’ final financial results for the period ending June 30, 2025. The Targets were principally engaged in the truck transportation of oilfield produced water and associated equipment leasing operations.

In connection with the Transaction, and among other agreements as further set forth in the Purchase Agreement, (i) affiliates of Vivakor, and certain related parties controlled directly or indirectly by James H. Ballengee, Vivakor’s Chairman, President, and Chief Executive Officer (the “Ballengee Family Office Affiliates”) will amend and restate that certain Transition Services Agreement dated October 1, 2024, to account for new and additional services to be provided by various parties thereto, (ii) the parties will amend and restate that certain Secured Promissory Note dated August 15, 2022, by and between Vivakor, as Borrower, and Jorgan Development, LLC, as Lender, reducing the payments to Lender thereunder by almost one-half (1/2), from ninety-nine percent (99%) of certain free cash flow from certain of Vivakor’s terminal operations to fifty percent (50%) of free cash flow from such operations, and (iii) Mr. Ballengee and certain Ballengee Family Office Affiliates will voluntarily suspend the right to receive dividends and distributions upon Series A Convertible Preferred Stock of Vivakor, held by them for the period from August 1, 2025 to January 1, 2026.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Purchase Agreement and the Transaction and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1.

Forbearance Agreement

On July 30, 2025, Silver Fuels Delhi, LLC, White Claw Colorado City, LLC, Silver Fuels Processing, LLC, CPE Gathering Midcon, LLC, Vivakor, and Vivakor Transportation, LLC (collectively, the “Vivakor Obligors”), James H. Ballengee, Vivakor’s Chairman, President, and Chief Executive Officer, and certain related parties controlled directly or indirectly by Mr. Ballengee (collectively, the “Ballengee Obligors”), executed and entered into a Forbearance Agreement with Maxus Capital Group, LLC (“Maxus” and the “Forbearance Agreement”, respectively). Pursuant to the terms of the Forbearance Agreement, the Vivakor Obligors and the Ballengee Obligors agreed that (A) various events of default have occurred and are continuing to occur with respect to (i) Master Agreement No. 1450 dated March 17, 2020, by and between Maxus Capital Group, LLC, as Lessor, Silver Fuels Delhi, LLC, as Lessee, and Jorgan Development, LLC, as Co-Lessee, and all Schedules and Leases made subject thereto (collectively, the “1450 Lease”), (ii) Master Agreement No. 1452 dated December 28, 2021, by and between Maxus Capital Group, LLC, as Lessor, Meridian Equipment Leasing, LLC, as Lessee, and Jorgan Development, LLC, as Co-Lessee, and all Schedules and Leases made subject thereto (collectively, the “1452 Lease”), (iii) Master Agreement No. 1462 dated December 28, 2021, by and between Maxus Capital Group, LLC, as Lessor, White Claw Colorado City, LLC, as Lessee, and Jorgan Development, LLC, as Co-Lessee, and all Schedules and Leases made subject thereto (collectively, the “1462 Lease”, and together with the 1450 Lease and the 1452 Lease, the “Maxus Leases”), (B) Maxus will forbear and refrain from further action to enforce its rights under the Maxus Leases so long as no further events of default occur pursuant to the Forbearance Agreement, and (C) pursuant to the Maxus Leases, the Vivakor Obligors and Ballengee Obligors will pay or cause to be paid to Maxus the sum of $3,288,067.12 on or before September 1, 2025, the sum of $1,418,659.76 on or before October 1, 2025, the sum of $1,500,000 on or before November 30, 2025, the sum of $3,000,000 on or before November 30, 2025, the sum of $41,012.06 per month pursuant to the 1450 Lease, the sum of $592,973.77 per month pursuant to the 1452 Lease, and the sum of $188,030.95 per month pursuant to the 1462 Lease. Upon the execution of the Forbearance Agreement, the Vivakor Obligors and Ballengee Obligors must remit to Maxus a forbearance fee equal to (x) $250,000.00 cash and (b) restricted common shares of Vivakor in an amount equal to $250,000.00, priced per share based on the average closing price for the three (3) days preceding their issuance.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Forbearance Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Forbearance Agreement, and such description is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Transition Agreement dated August 3, 2025, by and between Vivakor and Vivakor Administration, LLC, as Company, and Russ M. Shelton (the “Transition Agreement”), a copy of which is attached hereto as Exhibit 99.1, Mr. Shelton, resigned his position as Executive Vice President and Chief Operating Officer of the Company, concurrent therewith and agreed to assist in transitioning his responsibilities to his replacement. Mr. Shelton’s resignation is not the result of any disagreement with Vivakor or its independent auditors regarding its accounting or financial practices.

Vivakor Administration, LLC, a Texas limited liability company, is a wholly-owned direct subsidiary of Vivakor.

Item 7.01	Regulation FD Disclosure.

On July 30, 2025, Vivakor issued a press release announcing the Transaction as described in Item 1.01 of this Form 8-K. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference in this Item 7.01.

On July 31, 2025, Vivakor issued a press release announcing it’s a record date of August 20, 2025 for the special dividend of 206,595 shares of Adapt, Inc. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference in this Item 7.01.

On August 4, 2025, Vivakor issued a press release announcing its annual shareholder meeting to be held on September 11, 2025. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.4 and is incorporated herein by reference in this Item 7.01.

The information contained in this Item 7.01 and in the accompanying Exhibits 99.1, 99.2, 99.3, and 99.4 are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Membership Interest Purchase Agreement dated July 30, 2025, by and between Vivakor Transportation, LLC, as Seller, and Jorgan Development, LLC, as Buyer
10.2	Forbearance Agreement dated July 30, 2025, by and between Maxus Capital Group, LLC, and Silver Fuels Delhi, LLC, et al.
99.1	Transition Agreement dated August 3, 2025, by and between Vivakor, Inc., Vivakor Administration, LLC, and Russ M. Shelton
99.2	Press Release of Vivakor, Inc. dated July 30, 2025
99.3	Press Release of Vivakor, Inc. dated July 31, 2025
99.4	Press Release of Vivakor, Inc. dated August 4, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: August 6, 2025	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chairman, President, and CEO

4